UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2017

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WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 300 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Adoption of Material Compensatory Arrangement
On October 19, 2017, Westmoreland Coal Company (the “Company”) filed a Current Report on Form 8-K announcing that John Schadan, the Chief Operating Officer of the Company, separated from the Company. In connection with Mr. Schadan’s separation from the Company, the Company entered into a severance and general release agreement (the “Schadan Severance Agreement”), dated as of November 6, 2017. Under the terms of the Schadan Severance Agreement, the Company has agreed to pay Mr. Schadan severance pay in the amount of CDN$543,033.00, payable in bi-monthly installments over the course of 12 months, and to provide outplacement services for up to 9 months. Pursuant to the Schadan Severance Agreement and the terms of Mr. Schadan’s equity award agreements, Mr. Schadan vested in his current time-based restricted stock unit awards and cash units awards payable immediately and vested in his 2015 and 2016 performance-based restricted stock unit awards that are payable at the end of the performance period to the extent associated performance metrics are achieved. Mr. Schadan also agreed to certain restrictive covenants regarding non-competition and released the Company from all claims he may have arising in any way from his employment with the Company. The foregoing description of the terms and conditions of the Schadan Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the Schadan Severance Agreement which will be filed with the Securities and Exchange Commission as required.

On November 27, 2017, the Company filed a Current Report on Form 8-K announcing that Kevin Paprzycki, the Chief Executive Officer of the Company, separated from the Company. In connection with Mr. Paprzycki’s separation from the Company, on December 12, 2017, the Company entered into a severance and general release agreement (the “Paprzycki Severance Agreement”), effective as of December 20, 2017. Under the terms of the Paprzycki Severance Agreement, the Company has agreed to pay Mr. Paprzycki severance pay in the amount of $2,032,217.00, payable in bi-monthly installments over the course of 24 months, and has agreed, to the extent Mr. Paprzycki elects to continue to participate in the Company group medical plan under COBRA following the separation date, to pay the premiums for medical coverage until the earlier of March 31, 2019 or the date on which Mr. Paprzycki secures employment pursuant to which he is entitled to medical coverage. Pursuant to the terms of Mr. Paprzycki’s equity award agreements, on the Paprzycki Severance Agreement’s effective date, Mr. Paprzycki will vest in his time-based restricted stock unit awards and cash unit awards, payable at that time, and will vest in his 2015 and 2016 performance-based restricted stock unit awards, which are payable at the end of the performance period to the extent associated performance metrics are achieved. Mr. Paprzycki also agreed to certain restrictive covenants including non-compete, non-solicitation and non-disparagement terms, and released the Company from all claims he may have arising in any way from his employment with the Company. The foregoing description of the terms and conditions of the Paprzycki Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the Paprzycki Severance Agreement which will be filed with the Securities and Exchange Commission as required.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: December 18, 2017	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton Chief Legal Officer, Chief Administrative Officer and Secretary